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                                                                    EXHIBIT 10.5

          Sections marked with "***" are redacted pursuant to a request for confidential treatment that was filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act, as amended.

                              CDQ ROYALTY AGREEMENT

                              FOR 2003 THROUGH 2005

          THIS CDQ ROYALTY AGREEMENT FOR 2003 THROUGH 2005 (this "Agreement") is entered into this 4th day of October, 2002, between COASTAL VILLAGES REGION FUND, an Alaska nonprofit corporation ("CVRF"), and AMERICAN SEAFOODS COMPANY LLC, a Delaware limited liability company ("American"). In this Agreement, American may be referred to as "Licensee."

                                    RECITALS

          A. CVRF has received a grant for the calendar years 2003 through 2005 (the "License Term") of pollock community development quota ("CDQ") under the pollock CDQ program administered by the National Marine Fisheries Service ("NMFS") and the State of Alaska (the "State"). Under current laws and regulations, ten percent (10%) of the total allowable catch ("TAC") of pollock is set aside for the CDQ program. For 2002, CVRF received 24% of this set-aside, or 2.4% of the TAC. By way of illustration, if the TAC for a year of the License Term were 1,485,000 metric tons (as it was in 2002), and if CVRF's percentage of the set-aside continued to be 24%, CVRF would receive pollock CDQ equal to 2.4% of this amount, or 35,640 metric tons. Continuing the illustration, if there is a 40%/60% split of CDQ between the "A" and "B" season CDQ, on the one hand, and the "C" and "D" season CDQ, on the other, the grant of CDQ to CVRF for the year would consist of 14,256 metric tons of "A" and "B" season CDQ and 21,384 metric tons of "C" and "D" season CDQ.

          B. American owns and operates vessels engaged in harvesting and processing pollock (the "Vessels").

          C. By this Agreement CVRF desires to grant to American, and American desires to acquire from CVRF, on the terms of this Agreement the exclusive license to harvest and process for the License Term all of CVRF's pollock CDQ. Unless clearly inappropriate in the circumstances, references to "CDQ" or "Licensed CDQ" hereafter shall mean the pollock

CDQ ROYALTY AGREEMENT: 1

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CDQ referred to in the preceding sentence. References herein to the "Licensed
Species" shall mean pollock.

                                    AGREEMENT

          1. License. In consideration of Licensee's agreement to make the royalty payments in paragraph 2, CVRF hereby grants to Licensee the exclusive license to harvest and process, for each year of the License Term and on the terms of this Agreement, one hundred percent (100%) of CVRF's pollock CDQ, including without limitation CVRF's pollock CDQ for the "A" season, "B" season, "C" season and "D" season. Notwithstanding the preceding sentence, any Aleutian Islands pollock CDQ granted to CVRF shall be licensed hereunder only if and to the extent the said CDQ is in a directed fishery. This license does not include or grant to Licensee or the Vessels any other rights, including without limitation any Fishery Access Rights (defined in paragraph 10) associated with the CDQ.

          2. Royalty Payments. In return for the license granted in paragraph 1, Licensee shall pay to CVRF ***

          3.  Time and Manner of Payment. ***

CDQ ROYALTY AGREEMENT: 2

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                                     *****

          4. Royalty Payments Not Based on Actual Harvest. The parties acknowledge and agree that the quantities of CDQ expressed in this Agreement in metric tons are illustrations or estimates only and that the licenses of this Agreement cover 100% of CVRF's actual CDQ grant for the License Term, regardless of the TAC and regardless of CVRF's percentage of the CDQ set-aside. The Royalties shall be due based on the quantities licensed hereunder, regardless whether the CDQ is actually harvested or processed, provided such CDQ was in fact actually available to Licensee for harvesting. Licensee assumes the risk that it will not be able to harvest all the Licensed CDQ as a result of exceeding the bycatch or prohibited species catch referred to in paragraph 5.

          5. Pollock Bycatch in Other Fisheries. Licensee and CVRF acknowledge that a portion of the TAC for pollock for each year of the License Term will be needed for bycatch in the groundfish fisheries under the multi-species CDQ program. Any such pollock bycatch that is taken from CVRF's grant of pollock CDQ will not be part of the Licensed CDQ under this Agreement -- and no Royalty will be due hereunder -- except to the extent actually harvested by Licensee.

          6. Requirements Concerning Non-Pollock Bycatch and Prohibited Species Catch. Attached as Attachment 1 is a list of the maximum allowable quantities of bycatch and prohibited species catch of non-pollock species that may be taken in the process of harvesting the Licensed CDQ. The parties acknowledge that the Attachment 1 attached at the time of signature of this Agreement shows 2002 quantities of allowable bycatch and prohibited species catch. The said Attachment 1 shall be replaced by an Attachment 1 for each of the years of the License

CDQ ROYALTY AGREEMENT: 3

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Term, which will state quantities to be reasonably set by CVRF after consultation with the State. Licensee shall not harvest more than the stated quantity for any such species. Without limiting paragraph 16, Licensee shall use its best efforts to be responsible, in its own operation and in the operation of any other person or entity harvesting or processing the Licensed CDQ as a result of an assignment under this Agreement, for meeting or exceeding all requirements of this Agreement and of applicable law concerning bycatch, prohibited species catch, waste and discards.

          7. Taxes. Except as otherwise provided herein, each party shall be responsible for its own federal, state and local sales, excise, extraction and other taxes or governmental charges or fees that may be applicable to the sale or license of the CDQ, the harvest or processing of the CDQ, or the sale of products from the CDQ. Licensee and CVRF recognize that there is a new federal CDQ tax that will be applied to the proceeds from the harvest of CDQ under this Agreement. CVRF agrees to bear said new federal CDQ tax.

          8. Reports and Meetings. Licensee shall report to CVRF in writing daily during the applicable season on the quantity of pollock and other species harvested. Licensee shall also satisfy all reporting and recordkeeping requirements with respect to CDQ under applicable regulations, copying CVRF on all reports to state or federal agencies. CVRF shall notify Licensee of all such reporting requirements and any changes with respect thereto.

          9. Indemnification. Licensee hereby agrees to indemnify, defend and hold harmless CVRF against all liability, attorney fees and proceeding expenses related to claims made by third parties (including employees of Licensee or third parties) or government agencies in connection with Licensee's harvesting, processing or marketing of the CDQ or other performance of Licensee's obligations under this Agreement. CVRF hereby agrees to indemnify, defend and hold Licensee harmless against all liability, attorneys fees and proceeding expenses related to claims made by third parties (including employees of CVRF or third parties) or government agencies in connection with CVRF's performance of its obligations under this Agreement or any breach of any representation hereunder. "Proceeding expenses" shall include but not be limited to the costs of any court action, arbitration, or public or private administration

CDQ ROYALTY AGREEMENT: 4

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proceeding. Either party may tender any claim brought against it to the other for defense as appropriate, together with notice of the action, and the receiving party shall immediately accept such appropriate tender. The receiving party shall pay any reasonable costs or fees incurred by the tendering party in connection with a claim covered by this paragraph 9 prior to its tender. In addition to indemnification as provided above, each party shall be entitled, without limiting remedies otherwise available to it in law or equity, to be indemnified and held harmless by the other party for all costs and expenses, including attorney fees, incurred as a result of said other party's breach of any representation, warranty or covenant in this Agreement. The parties hereby expressly agree that the provisions of this paragraph 9 shall survive termination and expiration of this Agreement with full force and effect.

     10. Reservation of Fishery Access Rights. This Agreement grants to Licensee a revocable harvesting privilege only and does not create in or transfer to Licensee any Fishery Access Rights, if any, associated with the CDQ or with harvest of the CDQ, whether such rights are now existing or hereafter arising. Accordingly, the parties agree that CVRF or its assigns shall receive and retain full, free and clear title to all Fishery Access Rights associated with the CDQ or harvest of the CDQ covered by this Agreement, regardless whether such rights are initially allocated to the harvesting Vessel, its owner(s) or its master or crew. For purposes of this Agreement, "Fishery Access Rights" shall mean all rights to enter into and/or participate in any fishery governed by the U.S. Federal Government or the government of any U.S. State, and shall include but not be limited to all individual fishing quota, moratorium, license limitation and limited access rights of any nature whatsoever to the extent solely arising from Licensee's harvesting and processing of the CDQ. Nothing herein shall result in a transfer or assignment of any other fishing rights. Licensee hereby agrees to take all actions and execute all documents that CVRF may reasonably request to give effect to this paragraph 10 (provided that all expenses in connection therewith shall be borne by CVRF). Such actions shall include, at CVRF's request, the procurement of waivers or releases from any third parties who claim or may claim through Licensee an interest in such Fishery Access Rights. Licensee hereby grants to CVRF a power of attorney, which shall be irrevocable and coupled with an interest, for the purpose of taking all such actions and executing all such documents on its behalf required to receive and retain full, free and clear title to all Fishery Access Rights associated with the CDQ or harvest of the CDQ

CDQ ROYALTY AGREEMENT: 5

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covered by this Agreement to the extent consistent with this Agreement. CVRF shall copy Licensee with all documents signed by CVRF pursuant to this power of attorney and shall consult with Licensee prior to taking any such action. The parties to this Agreement hereby expressly agree that the provisions of this paragraph 10 shall survive termination or expiration of this Agreement with full force and effect.

     11. Termination. This Agreement shall terminate December 31, 2005. Either party may terminate this Agreement sooner upon a material breach of its terms and conditions by the other party, provided that the party seeking termination provides the breaching party with written notice of the breach, and the breaching party fails to cure the same within thirty (30) days of receiving such notice.

     12. Sea State Catch Monitoring. All vessels harvesting under this Agreement will enroll and participate at Licensee's expense in the CDQ bycatch monitoring and control program conducted by Sea State. Licensee will be responsible for such vessels' pro-rata share (shared with all CDQ-program harvesting vessels in similar-species operations) of any costs associated with this program, including equipment and communications technology. All information and reports generated by Sea State for a particular vessel will be provided directly by Sea State to Licensee and CVRF simultaneously.

     13. Relationship of the Parties. CVRF and Licensee are in the relationship of licensor and licensee, respectively. With respect to the Licensed CDQ, CVRF and Licensee are not partners, co-venturers, co-owners, or in any other kind of relationship except as described in the preceding sentence. Except as expressly provided to the contrary herein, neither CVRF nor Licensee shall have any obligation to the other concerning pollock CDQ for periods after 2005.

     14. Governmental Regulations. Because CVRF is a mere licensor, it shall be Licensee's obligation to comply with all other federal, state and local laws and regulations applicable to Licensee's activities relating to the CDQ program and to the harvest of fish thereunder, including without limitation, laws and regulations relating to TAC, PSC, reporting of catch, and minimization of bycatch, prohibited species catch, waste and discards. The license

CDQ ROYALTY AGREEMENT: 6

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granted by this Agreement is specifically limited by, and subject to change or termination pursuant to, federal or state law, federal or state regulations, federal or state agency action, or terms and conditions of any applicable federal or state CDQ allocation plan, as any of the foregoing may change from time to time. Neither CVRF nor any federal or state agency shall have any liability to Licensee as a result of any such change or termination.

     15. Governing Law and Legal Fees. This Agreement shall be governed by Alaska law. In the event of litigation or another proceeding arising out of this Agreement, the substantially prevailing party, as determined by the trier of fact, shall be entitled to recover a reasonable sum as litigation expenses, including attorney fees, including any incurred to enforce this paragraph or on appeal

     16. Notices. All notices required or desired to be given under this Agreement shall be in writing and shall be deemed duly given, delivered and received when delivered in person, when transmitted by facsimile, or three (3) business days after deposit in the United States Mail, with proper postage prepaid, addressed to the parties at the following addresses:

                      AMERICAN:

                      American Seafoods Company LLC
                      2025 First Avenue, Suite 900
                      Seattle, WA 98121
                      Attn:  Michael J. Hyde
                               Fax: (206) 448-0202

                      CVRF:

                      Coastal Villages Region Fund
                      711 H Street, Suite 200
                      Anchorage, AK  99501
                      Attn:  Morgen Crow
                               Fax: (907) 278-5150

The date of the postmark affixed to the envelope of any notice delivered by mail shall be conclusive evidence of the date of mailing.

CDQ ROYALTY AGREEMENT: 7

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     17. Assignment. Licensee shall not be entitled to assign or otherwise transfer its rights under this Agreement without the prior written consent of CVRF.

     18. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions hereof.

     19. Counterparts. This Agreement may be executed in one or more counterparts. Copies of this Agreement and of signatures hereof transmitted by facsimile shall be equivalent to originals.

     20. Amendments. This Agreement may not be amended or mutually rescinded except in writing signed by the parties.

     21. Entire Agreement. This Agreement represents the entire agreement of the parties on the subject hereof and supersedes all prior or contemporaneous agreements. There are no understandings or representations of the parties on the subject matter hereof except as set forth herein.

     EXECUTED as of the date first set forth above.

AMERICAN:                      AMERICAN SEAFOODS COMPANY LLC


                               By:   /s/ Michael J. Hyde
                                     ---------------------------------
                               Its:  President
                                     ---------------------------------

CVRF:                          COASTAL VILLAGES REGION FUND


                               By:   /s/ Morgen Crow
                                     ---------------------------------
                               Its:  Executive Director
                                     ---------------------------------

CDQ ROYALTY AGREEMENT: 8